UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2021
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A*

* The registrant’s common stock is currently quoted on the OTC Pink under the ticker symbol “UNTC”.

Introductory Note

On May 22, 2020, Unit Corporation (Company) and its wholly owned subsidiaries, Unit Petroleum Company (UPC), Unit Drilling Company (UDC), 8200 Unit Drive, L.L.C. (8200 Unit), Unit Drilling Colombia, L.L.C. (Unit Drilling Colombia) and Unit Drilling USA Colombia, L.L.C. (Unit Drilling USA and together with the Company, UPC, UDC, 8200 Unit and Unit Drilling Colombia, the Debtors) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (Bankruptcy Code) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Bankruptcy Court). The Debtors’ Chapter 11 cases (Chapter 11 Cases) were jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (DRJ).

In connection with the Chapter 11 Cases, on August 6, 2020, the Bankruptcy Court entered an order [Docket No. 340] confirming the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 320] (as amended, supplemented and modified, the Plan).

On September 3, 2020, the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases. Upon the Debtors’ emergence from the Chapter 11 Cases, among other things, all claims on account of the Company’s 6.625% senior subordinated notes due 2021 (Subordinated Notes) were cancelled and holders of the Subordinated Notes claims became entitled to receive shares of the Company’s common stock, par value $0.01 per share (New Common Stock) pursuant to the Plan. On December 11, 2020, the Company issued approximately 10.5 million shares of New Common Stock to holders of the Subordinated Notes claims.

Item 8.01 Other Events.

Issuance of New Common Stock

On July 26, 2021, as contemplated by the Plan, the Company issued an additional approximately 680,000 shares of New Common Stock to holders of the Subordinated Notes claims, as a result of the pro rata issuance of shares of New Common Stock out of the equity reserves established under the Plan for certain disputed claims against the Company and UPC. The shares of New Common Stock were issued pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from registration under the federal and state securities laws the issuance of securities in exchange for interests in or claims against a debtor under a plan of reorganization). Pursuant to the Plan, all shares of New Common Stock were issued in book-entry form through the facilities of The Depository Trust Company (DTC).

All shares of New Common Stock are subject to the transfer restrictions provided in Article XIV of the Company’s Amended and Restated Certificate of Incorporation (Charter). Article XIV of the Charter provides that, subject to the exceptions provided in Article XIV, any attempted transfer of the New Common Stock will be prohibited and void ab initio if (i) as a result of such transfer, any person will become a Substantial Stockholder (as defined below) other than by reason of Treasury Regulations section 1.382-2T(j)(3) or (ii) the Percentage Stock Ownership (as defined in the Charter) interest of any Substantial Stockholder will be increased. A “Substantial Stockholder” means a person with a Percentage Stock Ownership of 4.75% or more.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: July 27, 2021	By:	/s/ Drew Harding
Drew Harding Vice President, Secretary & General Counsel

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